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                                   EXHIBIT 5.1
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                                  May 22, 1997

Westamerica Bancorporation
1108 Fifth Avenue
San Rafael, CA 94901

         Re: Registration Statement on Form S-8

Ladies and Gentlemen:

         With reference to the Registration Statement on Form S-8 to be filed by Westamerica Bancorporation, a California corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, relating to 132,429 shares of Common Stock of the Company issuable pursuant to the ValliCorp Holdings, Inc. 1996 Auburn Continuation Stock Option Plan, the ValliCorp Holdings, Inc. 1996 Auburn 1982 Incentive Continuation Stock Option Plan, the ValliCorp Holdings, Inc. Directors' Stock Option Plan, and the ValliCorp Holdings, Inc. Key Employees' Stock Option Plan, it is our opinion that such shares of the Common Stock of the Company, when issued and sold in accordance with the respective plans, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

                                           Very truly yours,



                                          /s/ PILLSBURY MADISON & SUTRO


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